CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Entech Environmental Technologies, Inc. on Form S-1 of our report dated January 9, 2007, appearing in this Registration Statement on the consolidated financial statements as of and for the year ended September 30, 2006. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Mendoza Berger & Company

Mendoza Berger & Company
Irvine, California

March 25, 2008